UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2011

SUNOVIA ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139774	98-0550703
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

106 Cattlemen Road
Sarasota, Florida  34232
(Address of principal executive offices) (zip code)

941-751-6800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As of February 2, 2011, the Registrant and Craca Properties, LLC have terminated the Option Agreement dated as of December 20, 2005, filed as Exhibit 10.3 to the Registrant’s 10-QSB dated December 7, 2007, as subsequently modified and assigned. The Option Agreement granted to Craca Properties the right to acquire 500,000,000 shares of common stock of the Registrant at an exercise price of $.10 per share. The Registrant and Matthew A. Veal, Chief Financial Officer have mutually agreed to cancel Mr. Veal’s employment agreement dated July 1, 2010. Mr. Veal remains employed by the Company as its Chief Financial Officer. Also, the Change of Control Severance Agreement dated December 21, 2005 and the Employment Agreement between the Company and Carl Smith, former CEO, have expired in accordance with their terms.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Registrant and Matthew A. Veal, Chief Financial Officer, have mutually agreed to cancel Mr. Veal’s employment agreement dated July 1, 2010. Mr. Veal remains employed by the Company as its Chief Financial Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company has approved a change in its fiscal year from July 31 to December 31. The change will be effective as of December 31, 2010 and was approved by the Board on February 9, 2011.

Item 9.01               Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOVIA ENERGY TECHNOLOGIES, INC.

Date: February 9, 2011	By:	/s/ Patricia C. Meringer
Patricia C. Meringer
Secretary